Exhibit 99.2

Acquisition of FNBPA Bancorp, Inc. Port Allegany, Pennsylvania June 26, 2015 Additional Information and Where to Find It: It is expected that Juniata Valley Financial Corp. (“JUVF”) will file a Registration Statement on Form S - 4, that JUVF and FNBPA Bancorp, Inc. (“FNBP”) will file a Proxy Statement/Prospectus with the SEC in connection with the proposed transaction, and that JUVF and FNBP will mail the Proxy Statement/Prospectus to shareholders of JUVF and FNBP containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Regist rat ion Statement and the Proxy Statement/Prospectus will contain important information about JUVF, FNBP, the acquisition of FNBP by JUVF, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents ma y also be obtained from JUVF by directing a request to Danyelle Pannebaker at (717) 436 - 8211 or from FNBP by directing a request to Keith Fortner at (814) 642 - 2531. In addition to the Registration Statement and the Proxy Statement/Prospectus, JUVF files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1 - 800 - SEC - 0330 for further information on the public reference rooms. JUVF's filings with the SEC are also available to the public from commercial document - retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Filed by : Juniata Valley Financial Corp. Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a - 12 under the Securities Exchange Act of 1934 Subject Company: FNBPA Bancorp, Inc. Company File No.: 0 - 13232

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 2 This presentation includes forward - looking statements, including statements about future results. Investors are cautioned that all forward - looking statements involve risks and uncertainty including, but not limited to: the ability to achieve anticipated merger - related operational efficiencies; the ability to enhance revenue through increased market penetration, expanded lending capacity and product offerings; our ability to integrate acquisitions; the strength of the U.S. economy and the local economies where we conduct operations ; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third - party products and services; increased competition and its effect on pricing; technological changes; security breaches and computer viruses that may affect our computer systems; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; and additional factors detailed from time to time in our SEC filings, including our Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q, which are available at the SEC’s internet site ( http://www.sec.gov ). Forward - looking statements in this presentation speak only as of the date of these materials, and we assume no obligation to update forward - looking statements or the reasons why actual results could differ. In addition, this presentation includes certain non - GAAP financial measures. Forward - Looking Statement

Juniata Valley Financial Corp. 3 Investor Presentation – June 26, 2015 Overview of Juniata Valley Financial ▪ History • The Juniata Valley Bank (“JVB”) was founded in 1867 • Headquartered in Mifflintown, PA • 12 branches (5 Juniata County, 5 in Mifflin County, 1 in Perry County and 1 in Huntingdon County) • Holding company is Juniata Valley Financial Corp., an SEC reporting company ▪ Juniata Valley Financial Corporation - Financial Information* • Assets: $473 million • Loans: $291 million • Deposits: $382 million • Tangible equity: $48.4 million ** • Tangible equity/tangible assets: 10.28% ** • NPAs *** /assets: 1.13% • Net income: $4.2 million • ROAE: 8.36% * Financial data for March 31, 2015 or the last twelve months ended March 31, 2015. ** See Exhibit A for reconciliation of Non - GAAP financial measures. *** Includes loans 90 days past due and still accruing, non - accrual loans, other real estate owned through foreclosure and loans considered troubled debt restructure that are in default.

Juniata Valley Financial Corp. 4 Investor Presentation – June 26, 2015 Overview of Juniata Valley Financial ▪ Stock Information * • OTC Pink: JUVF • Stock Price : $18.10 • Market Capitalization: $76 million • Price/LTM Earnings: 17.9 • Price/Tangible Book: 157% • Quarterly Dividend Rate: $0.22 • Annualized Dividend Yield: 4.86% • Dividend reinvestment and share repurchase programs * Based on JUVF stock value of $18.10 per share and financial data for March 31, 2015 or the last twelve months ended March 31, 2015. JUVF closing price on June 23, 2015 was $18.30 per share.

Juniata Valley Financial Corp. 5 Investor Presentation – June 26, 2015 Overview of FNBPA Bancorp, Inc. ▪ History • First National Bank of Port Allegany was founded in 1888 • Headquartered in Port Allegany, PA • 3 branches (2 in McKean County and 1 in Potter County) • Holding company is FNBPA Bancorp, Inc. • OTC Pink: FNBP ▪ FNBPA Bancorp, Inc. - Financial Summary* • Assets: $96 million • Loans: $46 million • Deposits: $80 million • Equity: $10.3 million ** • Equity/assets: 10.73% ** • NPAs *** /assets: 1.54% • Net income: $733,000 * Financial data for March 31, 2015 or the last twelve months ended March 31, 2015. ** FNBP has no intangible assets. *** Includes loans 90 days past due and still accruing, non - accru al loans, other real estate owned through foreclosure and loans considered troubled debt restructure that are in default .

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 6 Transaction Terms ▪ Transaction Value: $13.2 million or $50.34 per FNBP share * • Value components: $2.0 to $3.3 million in cash (15% to 25%) and from $11.2 to $9.9 million in JUVF common stock (85% to 75%). • Value of stock component will fluctuate with the value of JUVF common stock. ▪ Each FNBP share converts into either $50.34 per share in cash or 2.7813 shares of JUVF common stock at the election of the holder. If cash elected is less than 15% or over 25%, elections are prorated. ▪ Transaction value/FNBP book: 128% ** ▪ One member of the FNBP board will join the JUVF’s holding company and bank boards. ▪ A local advisory board will be established in the FNBP region. ▪ Joe Lashway (FNBP Senior Lending Officer) will stay on as Senior Vice President. ▪ Customary regulatory approvals and approval from shareholders of JUVF and FNBP. ▪ Anticipated closing in 4 th quarter 2015. ▪ Post merger, FNBP will operate as a division of JVB under a new local name that preserves the local character of the bank. * Based on JUVF stock price of $18.10 per share. ** Based on FNBP’s book value of $10.3 million as of March 31, 2015.

Juniata Valley Financial Corp. 7 Investor Presentation – June 26, 2015 Branch Map FNB of Port Allegany has 2 branches in Port Allegany and 1 in Coudersport. JVB and FNB of Port Allegany Offices

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 8 Rationale ▪ Financial • 11% to 12% EPS accretion in year 1 excluding merger related costs. • 13% to 14% EPS accretion in year 2 with achievement of full cost savings. • Return to pre - closing tangible book after 4 to 5 quarters. • Payback on tangible book dilution from transaction in 2.0 to 2.4 years. ▪ Strategic • Creates a Pennsylvania - based bank with assets more than $580 million. • FNBP adds 3 branches with deposits of $80 million and loans of $46 million. • Post merger JVB will have 15 branches and deposits of about $470 million.

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 9 Assets $335 $357 $376 $388 $397 $411 $416 $420 $428 $442 $436 $447 $449 $449 $481 $582 -$50 $50 $150 $250 $350 $450 $550 $650 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 In Millions Year End Juniata Valley Financial Corp. Asset Growth 2015 reflects projected consolidated assets as of December 31, 2015 including FNBP.

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 10 Loans* CRE , 24.8% Farm & Ag. , 6.4% Commercial , 8.0% 1 - 4 family , 47.3% C&D , 6.9% Consumer , 1.3% Other , 5.3% JVB CRE , 15.9% Farm & Ag. , 1.8% Commercial , 5.5% 1 - 4 family , 64.3% C&D , 0.3% Consumer , 8.3% Other , 3.9% FNB Port Allegany Combined CRE , 23.6% Farm & Ag. , 5.8% Commercial , 7.6% 1 - 4 family , 49.6% C&D , 6.0% Consumer , 2.3% Other , 5.1% * As of March 31, 2015.

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 11 Deposits* ** Cost of Interest Bearing Deposits in 1 st quarter 2015.: JVB – 0.53% FNB Port Allegany – 0.38% JVB Non - interest bearing , 25.3% Other transaction , 48.3% CDs , 26.4% FNB Port Allegany Combined Non - interest bearing , 22.1% Other transaction , 44.4% CDs , 33.5% Non - interest bearing , 21.4% Other transaction , 43.6% CDs , 35.0% * As of March 31, 2015. ** For the three months ended March 31, 2015, annualized.

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 12 Low Risk ▪ FNBP / FNB of Port Allegany • Long history of solid earnings • Strong asset quality • Continued involvement of key personnel ▪ In depth due diligence was conducted ▪ Conservative merger marks

Juniata Valley Financial Corp. 13 Investor Presentation – June 26, 2015 Pro Forma Balance Sheet JUVF 3/31/2015 Pro Forma As of 12/31/15* ($ are in millions, except per share) Assets $473 ~$582 Loans $291 ~$357 Goodwill & Intangibles $2.1 ~$6.5 Deposits $382 ~$470 Tangible Equity ** $48 ~$54 to $55 Tangible Equity/Tangible Assets ** 10.28% ~9.41% to 9.62% Tangible Book Per Share ** $11.55 ~$11.44 to $11.54 * Assumes closing in the 4 th quarter of 2015. Includes estimated merger marks. ** See Exhibit A for reconciliation of Non - GAAP financial measures.

Juniata Valley Financial Corp. 14 Investor Presentation – June 26, 2015 Significant Merger Assumptions ▪ Gross credit mark is equal to reserves ▪ CDI of 1.75% on non - CD accounts amortized over 10 years (sum of years digits) ▪ Combined JUVF and FNBP merger related expenses of $2.5 million pretax ▪ Cost savings of 47% of FNBP’s annualized non - interest expense (projections assume 20% of cost savings not realized in year one) ▪ All FNBP branches will remain open

Juniata Valley Financial Corp. 15 Investor Presentation – June 26, 2015 Investor Contacts Marcie A. Barber President and Chief Executive Officer JoAnn N. McMinn Executive Vice President, Treasurer and Chief Financial Officer Juniata Valley Financial Corp. 218 Bridge Street P.O. Box 66 Mifflintown, PA 17059 (717) 436 - 8211 www.jvbonline.com

Investor Presentation – June 26, 2015 Juniata Valley Financial Corp. 16 Exhibit A - Non - GAAP Financial Measures In thousands, except share and per share data JUVF Proforma Assuming 15% Cash at at March 31, 2015 December 31, 2015 Reported equity $ 50,491 $ 61,988 Intangible assets (2,109) (6,495) Tangible equity $ 48,382 $ 55,493 Reported assets $ 472,931 $ 583,554 Intangible assets (2,109) (6,495) Tangible assets $ 470,822 $ 577,059 Reported equity to assets ratio 10.68% 10.62% Tangible equity to tangibile assets ratio 10.28% 9.62% Number of shares outstanding 4,187,411 4,807,661 Reported book value (equity) $ 50,491 $ 50,491 Tangible book value (tangible equity) $ 48,382 $ 48,382 Reported book value per share $ 12.06 $ 12.89 Tangible book value per share $ 11.55 $ 11.54